RCM Technologies, Inc.      Tel:   856.486.1777
2500 McClellan Avenue       Fax:  856.488.8833
Pennsauken, NJ 08109-4613   info@rcmt.com
                            www.rcmt.com



                             P R E S S R E L E A S E

           RCM TECHNOLOGIES, INC. ANNOUNCES FIRST QUARTER 2004 RESULTS

May 5, 2004 -- RCM Technologies, Inc. (NNM: RCMT) today announced financial results for the first quarter ended March 27, 2004.

The Company announced revenues of $41.3 million for the three months ended March 27, 2004, down from $50.7 million for the three months ended March 29, 2003 (same period a year ago). Net income for the three months ended March 27, 2004 was $796,000, or $0.07 per diluted share, as compared to net income of $1.4 million, or $0.13 per diluted share, for the same period a year ago. For the three months ended March 27, 2004, earnings before interest, income taxes, depreciation and amortization was $1.6 million, or $0.13 per diluted share, as compared to $2.6 million, or $0.24 per diluted share, for the same period a year ago.

Leon Kopyt, Chairman and CEO of RCM, commented: "The recent completion of two major contracts continues to have impact on our financial performance. While we are confident in our long term growth strategy, we view the current period as transitional, and hope to see improved results over the next few quarters as the strength of our pipeline contributes to the realization of new business opportunities."


About RCM
RCM Technologies, Inc. is a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced information technology and engineering services. RCM is an innovative leader in the design, development and delivery of these solutions to commercial and government sectors for more than 30 years. RCM's offices are located in major metropolitan centers throughout North America. Additional information can be found at www.rcmt.com.

The Statements contained in this release that are not purely historical are forward-looking statements within the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements. Forward looking statements include, but are not limited to, those relating to demand for the Company's services, expected demand for our services and expectations regarding our revenues, the Company's ability to continue to utilize goodwill, to continue to increase gross margins, to achieve and manage growth, to develop and market new applications and services, risks relating to the acquisition and integration of acquired businesses, demand for new services and applications, timing of demand for services, industry strength and competition and general economic factors. Investors are directed to consider such risks, uncertainties and other factors described in documents filed by the Company with the Securities and Exchange Commission.

                                Tables to Follow

                             RCM Technologies, Inc.
                        Consolidated Statements of Income
                                   (Unaudited)

              Three Months Ended March 27, 2004 and March 29, 2003
                    (In Thousands, Except Per Share Amounts)

                                                              2004                    2003
                                                        ------------------       ---------------
Revenues                                                          $41,273               $50,650
Gross profit                                                       10,027                10,805
Selling, general and administrative                                 8,436                 8,200
Depreciation and amortization                                         299                   296
Other expense                                                         116                    19
Income before income taxes                                          1,176                 2,290
Income taxes                                                          380                   936
Net income                                                           $796                $1,354

Earnings per share (basic and diluted)
 Net income                                                          $.07                  $.13



                             RCM Technologies, Inc.
                     Summary Consolidated Balance Sheet Data
                                   (Unaudited)
                                 (In Thousands)


                                                             March 27,          December 27,
                                                               2004                 2003
                                                          ----------------    -----------------
Cash and equivalents                                               $2,455               $5,152
Accounts receivable                                                37,273               36,269
Working capital                                                    24,819               23,882
Intangible assets                                                  38,059               38,076
Total assets                                                       97,697              100,385
Senior debt                                                         5,500                7,300
Total liabilities                                                  29,794               33,215
Stockholders' equity                                              $67,903              $67,170


                             RCM Technologies, Inc.
Reconciliation of EBITDA to Net Income and Cash Provided by Operating Activities
                                   (Unaudited)

As used in this report, EBITDA means earnings before interest, income taxes, depreciation, amortization, extraordinary charges, non-recurring charges and other non-cash items. We believe that EBITDA, as presented, represents a useful measure of assessing the performance of our operating activities, as it reflects our earnings trends without the impact of certain non-cash and unusual charges or income. EBITDA is also used by our creditors in assessing debt covenant compliance. We understand that, although security analysts frequently use EBITDA in the evaluation of companies, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. EBITDA is not intended as an alternative to cash flow provided by operating activities as a measure of liquidity, as an alternative to net income as an indicator of our operating performance, nor as an alternative to any other measure of performance in conformity with generally accepted accounting principles. The following is a reconciliation of EBITDA to both net income and cash flow (used in) provided by operating activities.

                                                                       Three Months Ended
                                                                         (In Thousands)
                                                               March 27,                March 29,
                                                            ----------------          ---------------
                                                                 2004                      2003
                                                            ----------------          ---------------
EBITDA                                                               $1,591                   $2,605
Depreciation and amortization                                          (299)         (           296)
Interest expense, net of interest income                               (116)         (            19)
Income taxes                                                           (380)         (           936)
                                                            ----------------          ---------------
Net income                                                             $796                   $1,354
                                                            ================          ===============

Net income                                                             $796                   $1,354
Adjustments to reconcile net income to cash
  provided by operating activities:
    Depreciation and amortization                                       299                      296
    Provision for losses on accounts
      receivable                                                         31                       16
Changes in operating assets and liabilities
    Accounts receivable                                              (1,034)         (         6,675)
    Income tax refund receivable                                                               2,257
    Deferred tax asset                                                                           480
    Prepaid expenses and other current assets                           789                    1,043
    Accounts payable and accrued expenses                            (2,174)                   3,725
    Accrued payroll                                                     682                    2,023
    Payroll and withheld taxes                                           59                      205
    Income taxes payable                                               (188)         (           250)
                                                            ----------------          ---------------
Cash (used in) provided by operating activities                       ($740)                  $4,474
                                                            ================          ===============

                                                       ####